                                                                   EXHIBIT 10.51

                    AMENDED AND RESTATED CONSULTING AGREEMENT

      This AMENDED AND RESTATED CONSULTING AGREEMENT (the "Agreement"), dated as of January 1, 2005 (the "Effective Date"), is by and between SPSS Inc., a Delaware corporation ("SPSS"), and Norman H. Nie Consulting L.L.C., an Illinois Limited Liability Company, (the "Consultant").

                              W I T N E S S E T H:

      WHEREAS, SPSS and Consultant previously entered in a consulting agreement dated June 1, 2003 pursuant to which the Consultant performed various duties for SPSS (hereinafter "Prior Agreement"); and

      WHEREAS, SPSS and Consultant now desire to amend and restate the terms and conditions of the Prior Agreement by entering into this Agreement, the terms of which shall replace the terms of the Prior Agreement and govern the relationship between the parties hereto regarding the subject matter set forth herein as of the Effective Date.

      NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1

                              CONSULTING AGREEMENT

      1.1 Consultancy. Subject to the terms and conditions of this Agreement, SPSS agrees to retain Consultant, and Consultant agrees to provide consulting services as documented in this Agreement.

      1.2 Consulting Services. Consultant shall perform the duties and have the responsibilities set forth in Schedule 1.2 attached hereto and incorporated herein by reference. SPSS and Consultant may amend Schedule 1.2 in accordance with the terms of Section 4.9 hereof.

      1.3 Compensation. Consultant shall be paid a fee of $15,000 per month for the consulting services set forth in Section 1.2 above. Consultant shall be paid on the last day of each calendar month for the just completed month. If the Agreement is terminated in the middle of the month, Consultant shall be paid a pro-rata portion of the fee owed to Consultant for such month.

      1.4 Term and Termination. This Agreement shall continue until one of the parties sends the other party fifteen (15) days notice that it wishes to terminate this Agreement. The parties agree to discuss on a quarterly basis whether the services being provided by Consultant to SPSS are still needed.

      1.5 Expenses. In addition to the compensation payable under Section 1.3 hereof, with the advance approval of the Chief Financial Officer, Consultant shall be entitled to reimbursement for his reasonable out-of-pocket expenses incurred in performing requested services under this Agreement.

                                    ARTICLE 2

                                  GENERAL TERMS

      2.1 Relationship Between the Parties. The relationship of Consultant acting in his capacity as a consultant pursuant to Article I hereof, to SPSS hereunder is, and shall remain, that of an independent contractor. Nothing in this Agreement shall be deemed to constitute an employee/employer, partnership or fiduciary relationship between the parties. Except as specifically provided herein, nothing in this Agreement shall be deemed to constitute either party as the agent of the other, nor shall either party have the right to bind the other party or make any promises or representations on behalf of the other.

      2.2 Confidential Information. The Consultant shall not at any time during or for a period of five after the expiration or termination of this Agreement, except pursuant to an order of any court of competent jurisdiction, administrative agency or other governmental entity having authority to so require, and except for the purposes of any tax return and/or report required to be made to any taxing authority, directly or indirectly, divulge, furnish, or cause to be divulged or furnished to any individual or entity, other than SPSS or any employee of SPSS, or make any use for his own benefit, or for the benefit of any person, firm, corporation or other entity, other than SPSS or an affiliate thereof, any secret or confidential information of SPSS, including but not limited to, the names of customers, customer information, financial information, technical information, supplier information, details or information concerning contracts, trade secrets, marketing information, or any other data, information or proprietary information of or relating to the Business, SPSS or any affiliate thereof, or their respective products or services, to the extent not generally known within the trade or not a matter of public knowledge and which was acquired by the Consultant during his employment with SPSS or obtained in connection with his duties hereunder during the term of this Agreement.

      2.3 Non-Competition. The Consultant hereby covenants and agrees that, for the period of the consultancy and for a period of one year thereafter, the Consultant shall not (i) directly or indirectly (whether through a partnership of which the Consultant is a partner or through any other individual or entity in which the Consultant has any interest, legal or equitable), engage in any business competitive with the business of SPSS or its subsidiaries and affiliates, (ii) directly or indirectly (whether through a partnership of which the Consultant is a partner or through any other individual or entity in which the Consultant has any interest, legal or equitable), solicit or otherwise engage with (except pursuant to the Consultant's consultancy with SPSS) any customers or clients of SPSS or its subsidiaries or affiliates, in any transactions which are in direct competition with the business of SPSS or its subsidiaries or affiliates, or (iii) directly or indirectly (whether through a partnership of which the Consultant is a partner or through any other individual or entity in which the Consultant has any interest, legal or equitable), assist any person in the development, programming, servicing, maintenance, manufacture, sale, licensing, distribution or marketing (including, without limitation, giving away software) of software and related products in competition with SPSS or any of its affiliates' products, in each case in the United States of America or any country where SPSS or its subsidiaries or affiliates are doing business, excluding passive investment interests of less than two percent (2%) in corporations whose stock is registered under the Securities Exchange Act of 1934, as amended.

                                    ARTICLE 3

                                   INVENTIONS

      3.1 Definition of Inventions. "Inventions" mean all systems, programs, algorithms, procedures, techniques, manuals, data bases, plans, lists, inventions, copyrights, patents, trademarks, discoveries, innovations, concepts, ideas and software (including without limitation source and object code and design and user documentation) conceived, compiled or developed by Consultant in the course of the Consultant's engagement by SPSS.

      3.2 Consultant shall promptly disclose to SPSS the products of the work performed hereunder, and those products will be deemed to be a "work made for hire"; and SPSS shall be considered to be the person for whom the work was prepared under the copyright laws of the United States.

      3.3 Assignment of Inventions. For value received, Consultant hereby assigns to SPSS Consultant's sole and exclusive right, title and interest in and to (a) any Invention developed by the Consultant for SPSS, and (b) any Invention developed, in whole or in part, using Confidential Information of SPSS.

      3.4 Further Assurances. Consultant agrees to execute and deliver any instruments or documents and to do all other things (including, without limitation, the giving of testimony) reasonably requested by SPSS (both during and after Consultant's engagement by SPSS) in order to vest more fully in SPSS all ownership rights in the Inventions covered by Section 3.2 hereof (including, without limitation, securing patent and copyright registrations for such Inventions). SPSS will reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant to comply with the foregoing.

      3.5 Notice. During the term of Consultant's engagement and for a period of 12 months thereafter, Consultant will promptly notify SPSS of each Invention and include a reasonably detailed description thereof in order that a determination can be made as to whether the Invention in question is subject to this Agreement.

      3.6 Copyrights and Patents. In addition to the assignment of Inventions made above, Consultant also assigns to SPSS the entire right, title and interest to any copyrights and any work which may not be deemed "work made for hire" under the copyright laws, but which is produced by Consultant in accordance with the terms of this Agreement. Consultant further agrees to execute any documents which may be necessary or appropriate to allow SPSS to perfect its interest in the copyright for such works. Consultant shall not be entitled to any additional payment or compensation for assisting and cooperating with SPSS in obtaining these copyrights, except for reimbursement of reasonable expenses incurred by Consultant in performing his obligations under the previous sentence.

      3.7 SPSS shall have title to any Inventions which are made during the course of work under this Agreement as well as any patents thereon in all countries. If Consultant hires employees or subcontractors to perform his obligations hereunder, if Consultant agrees to enter into agreements with such employees or subcontractors to protect the Confidential Information and Inventions for the benefit of SPSS to the same extent provided for hereunder, and to submit a duplicate original of all such agreements to SPSS prior to the rendering of any services by any employee or subcontractor under this Agreement. Consultant agrees to give SPSS or any party designated by SPSS all assistance reasonably required to perfect the rights described above.

                                    ARTICLE 4

                                  MISCELLANEOUS

      4.1 Equitable Relief. The Consultant understands that a breach by it of any provision of this Agreement may cause substantial injury to SPSS which may be irreparable and/or in amounts difficult or impossible to ascertain, and that in the event the Consultant breaches any provision of this Agreement, SPSS shall have, in addition to all other remedies available in the event of a breach of this Agreement, the right to injunctive or other equitable relief. Further, the Consultant acknowledges and agrees that the restrictions and commitments set forth in this Agreement are necessary to protect SPSS's legitimate interests and are reasonable in scope, area and time, and that if, despite this acknowledgment and agreement, at the time of the enforcement of any provision of this Agreement a court of competent jurisdiction shall hold that the period or scope of such provision is unreasonable under the circumstances then existing, the maximum reasonable period or scope under such circumstances shall be substituted for the period or scope stated in such provision.

      4.2 Notices. Any notice, request, instruction or other document to be given hereunder by one party hereto to the other party hereto shall be in writing and delivered personally (effective upon delivery), sent by overnight courier freight prepaid (effective one day after delivery to such courier during its regular business hours), sent by registered or certified mail, postage prepaid (effective 5 days after deposit in the U.S. Mail) or sent by facsimile transmission (effective upon confirmation of receipt), if to Consultant to:

                                            Norman H. Nie Consulting
                                            SIQSS - Stanford
                                            417 Galvez Mall
                                            Encina West, Room 104
                                            Stanford, CA 94035-6074
                                            Attention:  Norman H. Nie

                if to SPSS to:              SPSS Inc.
                                            233. South Wacker Drive
                                            11th Floor
                                            Chicago, IL  60606
                                            Attention: Chief Financial Officer
                                            Facsimile number:  (312) 329-3560

or to such other address as shall be provided to the other persons named herein pursuant to notice given pursuant to the provisions of this Section 4.2.

         4.3 Arbitration. Any dispute with regard to the terms of this Agreement shall be settled by arbitration in the City of Chicago, Illinois by three arbitrators, one of whom shall be appointed by Consultant, one of whom shall be appointed by SPSS and the third of whom shall be appointed by the first two arbitrators. If either party fails to appoint an arbitrator within 20 days of a request in writing by the other party to do so, or if the first two arbitrators cannot agree on the appointment of a third arbitrator within 20 days of their designation, then such arbitrator shall be appointed by the Chief Judge of the United States District Court for the Northern District of Illinois. Except as to the selection of arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously in accordance with the commercial arbitration rules of the American Arbitration Association so as to enable the arbitrators to render an award within 90 days of the commencement of the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Consultant, on the one hand, and SPSS, on the other hand, shall each bear one-half of the expenses of the arbitration; except that, in the case where the parties are unable to agree on a single arbitrator, each party shall bear the expenses of the arbitrator it selects.

      4.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties, except by operation of law and except that SPSS may assign its rights and obligations under this Agreement to any affiliate of SPSS. If such assignment shall be made by SPSS, such affiliate shall be entitled to all of the rights and shall assume all of the obligations of SPSS hereunder, provided, that SPSS shall remain liable for the performance of such affiliate's obligations hereunder.

      4.5 Effect and Benefit. This Agreement shall be binding upon and inure to the benefit of the heirs and personal representatives of the Consultant and to the successors and assigns of SPSS.

      4.6 Governing Law. The validity, interpretation and performance of this Agreement shall be governed and construed in all respects in accordance with the internal substantive laws of the State of Illinois, without regard to its conflicts of law principles.

      4.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same agreement.

      4.8 Severability. The provisions of this Agreement shall be severable, and the invalidity of any one or more of such provisions shall not affect the validity of any of the other provisions hereof.

      4.9 Amendment and Modification. No amendment, modification or alteration, nor any waiver, of the terms and conditions of this Agreement shall be binding unless the same shall be in writing and duly executed by both SPSS and Consultant.

      4.10 Waiver of Breach. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement by that party.

      4.11 Expenses. Except as otherwise provided, the Consultant and SPSS shall each pay all costs and expenses incurred by him or it or on his or its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

      4.12 Prior Agreement. SPSS and Consultant hereby agree that the terms of this Agreement shall supersede and replace the terms of the Prior Agreement and, upon execution of this Agreement, the terms of the Prior Agreement shall no longer be in effect.

      4.13 Acknowledgement. SPSS acknowledges that Consultant is a co-founder of Knowledge Networks and currently owns approximately 2.1% of such company.

            IN WITNESS WHEREOF, each of the parties has caused this Consulting Agreement to be duly executed and delivered as of the day and year first above written.

                                    SPSS INC.

                                    By: /s/ Raymond H. Panza
                                        ----------------------------------------
                                    Name: Raymond H. Panza
                                    Its:  Executive Vice President, Corporate
                                          Operations, Chief Financial Officer
                                          and Secretary

                                    NORMAN H. NIE CONSULTING, L.L.C.

                                    By: /s/ Norman H. Nie
                                        ----------------------------------------
                                    Name: Norman H. Nie
                                    Its:  President

                                  Schedule 1.2

DUTIES AND RESPONSIBILITIES:

Consultant's duties and responsibilities will consist of:

      1) Assisting with product management responsibilities for the SPSS family of products;

      2) Assisting the technology group with development of SORs and prioritization of new products and features in the areas of statistics, survey research and text mining.

In the role set forth above, Consultant will have no budgetary authority. Consultant will advise and can provide recommendations into where the money is being spent. The final project and investment decisions are the responsibility of the SPSS employee in charge of the budget.